UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

NGP CAPITAL RESOURCES COMPANY

(Exact name of Registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 2975 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 752-0062

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2005, NGP Capital Resources Company, a Maryland corporation (the “Company”), entered into a Revolving Credit Agreement (the “Credit Agreement”), among the Company, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders.

Under the Credit Agreement, the lenders have agreed to extend credit to the Company in an initial aggregate principal or face amount not exceeding $60,000,000 at any one time outstanding. The Credit Agreement is a 364-day revolving credit facility (with a stated maturity date of May 15, 2006) and is secured by substantially all of the Company’s assets. The credit facility will be guaranteed by the Company’s existing and future subsidiaries, other than special purpose subsidiaries and certain other subsidiaries. Initially, the credit facility will be secured by, and limited by, the amount of cash and cash equivalent collateral subject to release upon the occurrence of certain events. While the credit facility is secured by cash collateral, pricing is set at 25 basis points over LIBOR, and, after release of the cash collateral, pricing will be set at a spread over LIBOR based on the ratio of total indebtedness to net asset value. The Credit Agreement contains affirmative and reporting covenants. The Credit Agreement also contains certain financial ratio and restrictive covenants, including: (a) maintaining a ratio of net asset value to total indebtedness (excluding hedging liabilities) of the Company and its subsidiaries, of not less than 2.25:1.0, (b) maintaining a ratio of net asset value to total indebtedness (including hedging liabilities) of the Company and its subsidiaries, of not less than 2.0:1.0, (c) maintaining a ratio of net income plus interest, taxes, depreciation and amortization expenses (“EBITDA”) to interest expense of the Company and its subsidiaries of not less than 3.0:1.0, (d) if the maturity of the credit facility is extended, maintaining a ratio of total indebtedness to EBITDA to be determined, (e) limitations on additional indebtedness, (f) limitations on liens, (g) limitations on mergers and other fundamental changes, (h) limitations on dividends during events of default and material events of default, (i) limitations on disposition of assets other than in the normal course of business, (j) limitations on transactions with affiliates, (k) limitations on agreements that prohibit liens on properties of the Company and its subsidiary guarantors, (l) limitations on sale and leaseback transactions and (m) limitations on speculative hedging transactions.

The Company has not yet borrowed any amounts under the Credit Agreement. The Credit Agreement will be used to supplement the Company’s equity capital to make additional portfolio investments.

From time to time, certain of the lenders provide customary commercial and investment banking services to the Company.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On May 17, 2005, the Company issued a press release announcing that it has closed a $20 million loan facility with TierraMar Energy, LLC and its entry into a Revolving Credit Agreement among the Company, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

c.	Exhibits

99.1	Press Release dated May 17, 2005.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP CAPITAL RESOURCES COMPANY

By:	/s/ Richard A. Bernardy
Richard A. Bernardy
Secretary, Treasurer and Chief Financial Officer

Date: May 19, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 17, 2005.